UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

Guess?, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11893	95-3679695
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1444 S. Alameda Street Los Angeles, California		90021
(Address of Principal Executive Offices)		(Zip Code)

(213) 765-3100
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on July 13, 2007 (the “July 8-K”) by Guess?, Inc. (the “Company”) with the Securities and Exchange Commission, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain changes on July 9, 2007 to the Company’s compensation arrangements with Carlos Alberini, its President and Chief Operating Officer.  On August 6, 2007, the Company and Mr. Alberini entered into an Employment Agreement (the “Employment Agreement”) formalizing the new compensation arrangements.  In addition to the compensation terms previously disclosed in the July 8-K, the Employment Agreement, which was approved by the Committee on August 6, 2007, provides for the following potential payments upon certain termination or change in control events.

If Mr. Alberini’s employment with the Company terminates on account of his death or total disability, the Employment Agreement provides that Mr. Alberini will be entitled to a pro-rata portion of his bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had Mr. Alberini’s employment continued through the end of the year.

If Mr. Alberini’s employment with the Company is terminated by the Company without Cause or by Mr. Alberini for Good Reason (which includes a termination of employment for any or no reason during the 30-day period commencing 6 months after a Change in Control), subject to Mr. Alberini delivering a valid release of claims in favor of the Company, Mr. Alberini will be entitled to receive separation benefits equal to (i) a lump sum payment equal to the sum of his base salary and then target annual bonus; provided that in the event such termination occurs following a Change in Control, such payment shall be equal to two times the sum of his base salary and then target annual bonus; and (ii) a pro-rata portion of his bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had Mr. Alberini’s employment continued through the end of the year.  Further, in the event of a Change in Control or a termination by the Company without Cause or by Mr. Alberini for Good Reason, Mr. Alberini’s employment inducement award of 150,000 shares of restricted Company stock with performance-based vesting (the grant of which was reported in the July 8-K) will become fully vested.

In addition to the benefits described above, the Company, in its sole discretion, will have the option to enter into a one year consulting agreement with Mr. Alberini providing for annual compensation at a rate of 50% of his base salary in the event of a termination for any reason other than death or disability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Guess?, Inc.

		By:	/s/ Paul Marciano
Date:	August 9, 2007		Paul Marciano
Chief Executive Officer and Vice Chairman